EXHIBIT 99.1

Proxy

SPECIAL MEETING OF MEMBERS OF
SE GLOBAL EQUITIES CORP.

TO BE HELD AT 1200 -777 WEST BROADWAY AVENUE, VANCOUVER, BC ON SEPTEMBER 12, 2005, AT 2:00 PM PACIFIC STANDARD TIME.

The undersigned member ("Registered Shareholder") of the Corporation hereby appoints, Toby Chu, a Director of the Corporation, or failing this person, Tim Leong, an Officer of the Corporation, or in the place of the foregoing, ______________________________ as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Meeting of the Registered Shareholders of the Corporation and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Corporation registered in the name of the Registered Shareholder as specified herein.

Resolutions (For full detail of each item, please see the enclosed Notice of Meeting and Information Circular)
				For	Against
1.	To approve the acquisition of all the shares of Sun New Media Group Limited from Sun Media Investment Holdings Ltd. on the terms described in the Information Statement dated August 10, 2005			______	______
2.	To approve a one for two reverse of the issued and outstanding shares of common stock of the Corporation			______	______
3.	To approve the amendment of the Articles of Incorporation to:			______	______
	a.	change the name of the Corporation to "Sun New Media Inc."		______	______
	b.	restore the authorized share capital of the Corporation to:		______	______
		i.	750,000 shares of common stock with a par value of $0.01 per share; and	______	______
		ii.	250,000 shares of preferred stock with a par value of $0.01 per share.	______	______
4.	To determine the number of Directors at four			______	______
				For	Withhold
5.	To elect as Director, Bruno Wu			______	______
6.	To elect as Director, Fendi Chung-Yee Cheung			______	______
7.	To elect as Director, Chauncy Shey			______	______
8.	To elect as Director, Jianzhong Ni			______	______
				For	Against
9.	To transact such other business as may properly come before the Meeting			______	______

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.
SIGN HERE:	_______________________________
Please Print Name:	_________________________________________________
Date:	_________________________________________________
Number of Shares Represented by Proxy:	_________________________________________________

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED AND DATED. SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE

INSTRUCTIONS FOR COMPLETION OF PROXY

1.	This Proxy is solicited by the Management of the Corporation.
2.	This form of proxy ("Instrument of Proxy") must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.
3.	If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by SE Global Equities Corp.
4.	A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.
5.	A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:
(a) (a) appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote in favour of each matter identified on this Instrument of Proxy and for the nominees of management for directors and auditor as identified in this Instrument of Proxy;
OR
(b) (b) appoint another proxyholder, who need not be a Registered Shareholder of the Corporation, to vote according to the Registered Shareholder's instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the Meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.
6.	The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, this proxy form must be received at the office of Fidelity Transfer Co. no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting. The mailing and facsimile address is:

FIDELITY TRANSFER CO.
1800 South West Temple, Suite 301, Salt Lake City, Utah 84115
Fax: 801-466-4122                                Phone: 801-484-7222